Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aurios, Inc.:

As independent registered certified public accountants, we hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1 (the “Registration Statement”) of Aurios, Inc. (the “Company”) and to the incorporation in the Registration Statement of our report dated April 9, 2008, included in the Company’s Financial Statements for the year ended December 31, 2007.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona

March 12, 2008

INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE